Bonds.com Group, Inc. 10-K

Exhibit 4.10

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE INTO HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. ___	___ Shares

Special Purchase Rights Certificate

BONDS.COM GROUP, INC.

This Special Purchase Rights Certificate (this "Certificate") certifies that _____________________, or registered assigns, is the registered holder of additional purchase rights (the "Special Purchase Rights") expiring at 5:00 p.m., New York time on September 2, 2012 (the "Exercise Period") to purchase shares of common stock, par value $0.0001 per share ("Common Stock"), of Bonds.com Group, Inc., a Delaware corporation (the "Company").  This Certificate entitles the holder upon exercise to receive from Company prior to the Exercise Period, ___ shares of Common Stock (the "Exercise Shares") at the initial exercise price (the "Exercise Price") of $0.375 per share payable in lawful money of the United States of America upon surrender of this Certificate and payment of the Exercise Price at the office of Company designated for such purpose, but only subject to the conditions set forth herein and in the Unit Purchase Agreement referred to below.  Notwithstanding the foregoing, the Special Purchase Rights may be exercised without the exchange of funds pursuant to the net exercise provisions set forth below.  The Exercise Price and number of Exercise Shares issuable upon exercise of the Special Purchase Rights represented by this Certificate are subject to adjustment upon the occurrence of certain events set forth in Section 4 below.

Section 1.            The Special Purchase Rights may not be exercised after the Exercise Period, and to the extent not exercised by such time such Special Purchase Rights shall become void.

Section 2.            The Special Purchase Rights evidenced by this Certificate are issued pursuant to a Unit Purchase Agreement dated as of August 28, 2009 (the "Unit Purchase Agreement"), duly executed and delivered by the Company, which Unit Purchase Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of Company and the holder (the word "holder" meaning the registered holder) of the Special Purchase Rights represented by this Certificate.  A copy of the Unit Purchase Agreement may be obtained by the holder hereof upon written request to Company.

Section 3.            The Special Purchase Rights may be exercised at any time prior to 5:00 p.m., New York time on September 2, 2012.  The holder of the Special Purchase Rights evidenced by this Certificate may exercise some or all of the Special Purchase Rights evidenced by this Certificate by surrendering this Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of the Company designated for such purpose.  In the alternative, the holder of this Certificate may exercise some or all of the Special Purchase Rights evidenced by this Certificate, during the Exercise Period, on a net basis, such that, without the exchange of any funds, such holder receives that number of Exercise Shares otherwise issuable (or payable) upon exercise of the Special Purchase Rights represented by this Certificate less that number of Exercise Shares having a Current Market Price (as defined herein) at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by such holder of Exercise Shares.   In the event that upon any exercise of the Special Purchase Rights evidenced hereby the number of Exercise Shares issuable upon such exercise shall be less than the total number of Exercise Shares evidenced hereby, there shall be issued to the holder hereof or his assignee a new Certificate evidencing the number of Exercise Shares not exercised.

Section 4.

(a)           Adjustments Generally.

The Exercise Price and the number of Exercise Shares issuable upon the exercise of the Special Purchase Rights evidenced by this Certificate are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 4.  For purposes of this Section 4, “Shares” means shares of Common Stock now or hereafter authorized of the Company.  To the extent that two or more provisions of this Section 4 provide duplicative adjustments upon the occurrence of any one enumerated event, the holder shall only be entitled to select one adjustment.

(b)           Adjustment for Change in Capital Stock.

If the Company:

(1)	pays a dividend or makes a distribution on its Shares in additional Shares or other equity interests of the Company;

(2)	subdivides its outstanding Shares into a greater number of Shares; or

(3)	combines its outstanding Shares into a smaller number of Shares; then the Exercise Price shall be adjusted in accordance with the formula:

E1= E x O

A

Where:

E1	=	the adjusted Exercise Price.

E	=	the current Exercise Price.

O	=	the number of Shares issued and outstanding prior to such action.

A	=	the number of Shares issued and outstanding immediately after such action.

When any adjustment is required to be made in the Exercise Price pursuant to this Section 4(b), the number of shares of Common Stock purchasable upon the exercise of this Certificate shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Certificate immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

In the case of a dividend or distribution, the adjustment shall become effective immediately after the record date for determination of holders of Shares entitled to receive such dividend or distribution, and in the case of a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of such corporate action.

If after an adjustment the holder, upon exercise of the Special Purchase Rights, may receive Shares of two or more classes of equity interests of the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes of equity interests.  After such allocation, the exercise privilege, the number of Shares issuable upon such exercise and the Exercise Price of each class of equity interests shall thereafter be subject to adjustment on terms comparable to those applicable to Shares in this Section 4.

Such adjustment shall be made successively whenever any event listed above shall occur.

(c)           Adjustments for Issuances Below the Exercise Price.

If the Company distributes or grants any rights, options or warrants to any person entitling it at any time after the record date mentioned below to purchase Shares at an Aggregate Price Per Share (as defined below) less than the Exercise Price, upon the exercise of any such rights, options or warrants, the Exercise Price shall be adjusted to equal the Aggregate Price Per Share with respect to such rights, options or warrants. The adjustment shall be made successively whenever any such rights, options or warrants are issued and exercised.  As used herein, the term “Aggregate Price Per Share” means, with respect to any right, option or warrant, the sum of (i) the exercise price of such right, option or warrant and (ii) the amount of consideration paid, if any, by the holder to the Company to acquire such right, option or warrant.

If Company issues any Shares for a consideration per Share less than the Exercise Price, the Exercise Price shall be adjusted to equal the consideration per Share paid in such issuance.  The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

If the Company issues any securities convertible into or exchangeable for Shares for a consideration per Share initially deliverable upon conversion or exchange of such securities less than the Exercise Price, upon conversion or exchange of any such securities, the Exercise Price shall be adjusted to equal the exercise price with respect to convertible securities. The adjustment shall be made successively whenever any such conversion or exchange is made.

The provisions of this Section 4(c) shall not be applicable if the Company (or its successor corporation) issues Shares or other equity interests pursuant to an Excluded Transaction (as defined in the Unit Purchase Agreement).

(d)           Certain Definitions.

(1)           Current Market Price.  The Current Market Price per Share on any date is:

(i)	if the Shares (or successor equity interests) are not registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Fair Market Value (as defined below) of the Shares; or

(ii)
if the Shares (or successor equity interests) are registered under the Exchange Act, the average of the Quoted Prices of the Shares (or successor equity interests) for 30 consecutive trading days commencing 45 trading days before the date in question.  The “Quoted Price” of a Share (or successor equity interest) is the last reported sales price of a Share (or successor equity interest) as reported by Nasdaq National Market, or if the Shares (or successor equity interests) are listed on a national securities exchange, the last reported sales price of a Share (or successor equity interest) on such exchange (which shall be for consolidated trading if applicable to such exchange), or if neither so reported or listed, the last reported bid price of a Share (or successor equity interests).  In the absence of one or more such quotations, the Current Market Price of the Shares (or successor equity interests) shall be determined as if the Shares (or successor equity interests) was not registered under the Exchange Act.

(2)           Fair Market Value.  Fair Market Value means the value obtainable upon a sale in an arm's length transaction to a third party under usual and normal circumstances, with neither the buyer nor the seller under any compulsion to act, with equity to both, as determined by the Board of Directors of Company (the “Board”) in good faith; provided, however, that the Fair Market Value of the Shares shall be calculated as if 100% of the Company were sold as a going concern and without regard to any discount for the lack of liquidity or on the basis that the relevant Shares (or successor equity interests) do not constitute a majority or controlling interest in the Company and assuming, if applicable, the exercise or conversion of all in-the-money warrants, convertible securities, options or other rights to subscribe for or purchase any additional Shares or other equity interests of the Company or securities convertible or exchangeable into such Shares or other equity interests; and provided, further, that if holder shall dispute the Fair Market Value as determined by the Board, the Company shall retain an Independent Expert.  The determination of Fair Market Value by the Independent Expert shall be final, binding and conclusive on Company and holder.  All costs and expenses of the Independent Expert shall be borne by the Company unless the determination of Fair Market Value by the Independent Expert is less than 10% more favorable to holder than the Fair Market Value determined by the Board, in which event the cost of the Independent Expert shall be shared equally by holder and Company, or less than 5% more favorable to holder than the Fair Market Value determined by the Board, in which event the cost of the Independent Expert shall be borne solely by holder.

(3)           Independent Expert.  Independent Expert means an investment banking firm reasonably agreeable to both the Company and the holder who does not (and whose affiliates do not) have a financial interest in the Company or any of its affiliates.

(e)           Reorganizations.

If any capital reorganization or reclassification of the capital stock of Company, any consolidation or merger of the Company with another entity, or the sale, lease or exchange of all or substantially all of the Company’s assets to another entity shall be effected in such a way that holders of shares of Common Stock of the Company shall be entitled to receive stock, securities or assets with respect to or in exchange for such shares, then, as a condition precedent to such reorganization, reclassification, consolidation, merger, sale, lease or exchange, lawful and adequate provisions shall be made whereby the holder shall thereafter have the right to purchase and receive upon the basis and the terms and conditions specified in this Certificate and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable in such reorganization, reclassification, consolidation, merger, sale, lease or exchange with respect to or in exchange for the number of shares of Common Stock purchasable and receivable upon the exercise of the rights represented hereby had such rights been exercised immediately prior thereto, and in any such case appropriate provision shall be made with respect to the rights and interests of holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.  The Company will not effect any such reorganization, recapitalization, consolidation, merger, sale, lease or exchange, unless prior to the consummation thereof the successor entity (if other than Company) resulting from such consolidation or merger or the entity purchasing or leasing such assets or acquiring such surviving or resulting entity shall assume by written instrument, executed and mailed or delivered to holder at the last address thereof appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

(f)           Notice by the Company.

When any adjustment is required to be made in the number of shares of Common Stock purchasable hereunder or the Exercise Price, the Company shall promptly mail to holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Exercise Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Certificate shall be exercisable after such adjustment.

Section 5.            Upon receipt by the Company of evidence reasonably satisfactory to it and (a) in case of loss, theft or destruction, if requested by the Company, upon receipt of  indemnity or security reasonably satisfactory to it, or (b) in the case of mutilation, upon surrender and cancellation of this Certificate, the Company will make and deliver a new certificate identical in tenor and date in lieu of this Certificate.

Section 6.            The Certificate, when surrendered at the office of Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Unit Purchase Agreement, but without payment of any service charge, for another Certificate or Certificates of like tenor evidencing in the aggregate a like number of Exercise Shares.

Section 7.            This Certificate, and any Special Purchase Rights evidenced hereby, may be assigned or transferred as provided herein and in accordance with and subject to the provisions of (i) applicable state securities laws, and (ii) the Securities Act and the rules and regulations promulgated thereunder.  Upon any transfer or assignment of this Certificate, or any Special Purchase Rights evidenced hereby, the holder shall provide written notice of the transfer or assignment to the Company, which shall include a representation from the holder that (A) the transferee is a person to whom this Certificate may be legally transferred without registration under the Securities Act, and (B) such transfer will not violate any applicable law or governmental rule or regulation, including, without limitation, any applicable federal or state securities law.  Any assignment or transfer shall be made by surrender of this Certificate to the Company at its principal office with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, if any.  In such event, the Company shall, without charge, execute and deliver a new certificate in the name of the assignee named in such instrument of assignment in the amount so assigned and this Certificate shall be promptly canceled; provided, however, that in the event that holder hereof shall assign or transfer less than the full amount of the Special Purchase Rights evidenced by this Certificate, a new certificate evidencing the remaining portion of the Special Purchase Rights evidenced by this Certificate not so assigned or transferred shall be issued in the name of holder.

Section 8.            Until exercised, neither the Special Purchase Rights, the Unit Purchase Agreement, nor this Certificate entitles any holder hereof to any rights of a stockholder of Company.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by a duly authorized officer.

Dated as of _______________

BONDS.COM GROUP, INC.

By: John J. Barry IV, President

By: Christopher Loughlin, Secretary

FORM OF ASSIGNMENT

(To be signed only upon assignment of any Special Purchase Rights evidenced by this Certificate)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

__________________________________
__________________________________
__________________________________

(Name and address of assignee must be printed or typewritten)

___________ shares of Bonds.com Group, Inc. common stock purchasable under the Special Purchase Rights evidenced by the within Certificate, hereby irrevocably constituting and appointing ______________________ Attorney to transfer said Special Purchase Rights on the books of the Company, with full power of substitution in the premises.

Dated: ___________

____________________________
(Signature of Registered Owner)

FORM OF ELECTION TO PURCHASE

(To be executed upon exercise of the Special Purchase Rights)

The undersigned hereby irrevocably elects to exercise the right, represented by this Certificate, to receive _______________ shares of Common Stock and herewith tenders payment for such shares to the order of Bonds.com Group, Inc. in the amount of $_______________ in accordance with the terms hereof unless the holder is exercising the Special Purchase Rights pursuant to the net exercise provisions set forth in this Certificate.  The undersigned requests that a certificate for such shares be registered in the name of ________________, whose address is _______________ and that such shares be delivered to ________________, whose address is _______________.  If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Certificate representing the remaining balance of such shares be registered in the name of ________________, whose address is _____________, and that such Certificate be delivered to _______________, whose address is _______________.

Signature:________________________________

Date:_________________